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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Western Bancorp:


    We consent to the incorporation by reference in the U.S. Bancorp registration statement on Form S-4 of our report dated February 3, 1999, relating to the consolidated balance sheets of Western Bancorp as of December 31, 1998 and 1997, and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998, annual report on Form 10-K of Western Bancorp, and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus. Our report, dated February 3, 1999, contains explanatory paragraphs indicating that: (i) We did not audit the 1996 consolidated financial statements of California Commercial Bankshares or SC Bancorp. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for California Commercial Bankshares and SC Bancorp in the 1996 consolidated financial statements of Western Bancorp, is based solely on the reports of the other auditors; (ii) We did not audit either the 1996 or 1997 financial statements of Bank of Los Angeles. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Bank of Los Angeles in the 1996 and 1997 consolidated financial statements of Western Bancorp, is based solely on the report of the other auditors; and
(iii) We did not audit either the 1996, 1997, or 1998 consolidated financial statements of PNB Financial Group. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to amounts included for PNB Financial Group in the 1996, 1997 and 1998 consolidated financial statements of Western Bancorp, is based solely on the report of the other auditors.


                                          KPMG LLP


Los Angeles, California
August 16, 1999